Exhibit 99.1

Iconix Brand Group Reports First Quarter 2017 Financial Results

NEW YORK, May 10, 2017 /PRNewswire/ —

•	Announces strategic sale of entertainment segment

•	Provides plan to reduce debt by $362 million

•	Revises GAAP EPS; maintains non-GAAP EPS and free cash flow guidance

•	Reports Q1 2017 comparable revenue down 11%; expects improved performance in second half

Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported financial results for its first quarter ended March 31, 2017, and in a separate press release the Company announced its sale of the entertainment segment for $345 million in cash, subject to a customary working capital adjustment.

John Haugh, CEO of Iconix commented, “Over the past year, we have been focused on two key priorities- improving the balance sheet and driving organic growth. I am pleased to say that with the strategic sale of our entertainment segment, we can significantly reduce our debt and pay down a term loan that is expensive and highly restrictive. Further, we believe we can generate the most value and growth for our Company with a portfolio that is focused on businesses where we believe we have a leadership position- fashion, active and home.

As it pertains to organic growth, there have been some challenges, but we are working on initiatives that should drive improved revenue performance in the back half of the year. In addition, we have the right expense controls in place to be able to mitigate revenue risk, giving us further confidence in our full year outlook.”

First Quarter 2017 Financial Results

Results for the first quarter ended March 31, 2017 reflect the entertainment segment as a discontinued operation. Unless otherwise noted, results for Q1 2017 and historical periods presented in this press release are based on continuing operations.

Licensing Revenue:

For the first quarter of 2017, licensing revenue was $58.7 million, a 13% decline as compared to $67.7 million in the prior year quarter. Revenue in the prior year’s first quarter included approximately $1.4 million of licensing revenue from the Sharper Image brand and $0.2 million of licensing revenue from the Badgley Mischka brand, both of which were sold in 2016. As a result, there was no comparable revenue in the first quarter of 2017. Excluding revenue from the Sharper Image and Badgley Mischka brands, revenue declined approximately 11% in the first quarter of 2017.

Segment Data (excluding divested brands):

($, 000’s)

	Three Months Ended March 31,
	2017	2016	% Change
Licensing Revenue by Segment*:
Women’s	28,143	31,835	-12%
Men’s	10,193	12,715	-20%
Home	7,336	7,276	1%
International	13,050	14,234	-8%

Total Licensing Revenue	58,722	66,060	-11%

*	Note: Segment revenue data excludes $0.2 million of revenue related Badgley Mischka in the Women’s segment in Q1 2016 and $1.4 million of revenue related to Sharper Image in the Home segment in Q1 2016. These brands were both sold in 2016. As a result there was no comparable revenue in 2017.

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SG&A Expenses:

Total SG&A expenses in the first quarter of 2017 were $25.4 million, a 22% decrease as compared to approximately $32.6 million in the first quarter of 2016. The largest driver of the decline was related to lower compensation expense in the first quarter of 2017.

Special charges which are related to professional fees associated with the correspondence with the Staff of the SEC which was completed in November 2016, the SEC investigation, the class action and derivative litigations, and costs related to the transition of Iconix management were down approximately $3.3 million in the first quarter of 2017. SG&A in the first quarter of 2017 included approximately $2.2 million of special charges as compared to approximately $5.5 million in the first quarter of 2016. These special charges are excluded from the Company’s non-GAAP net income and non-GAAP EPS. Excluding special charges, SG&A expenses were down approximately 14% in the first quarter of 2017.

Operating Income:

Operating Income in the first quarter of 2017 was $33.6 million, a 27% decline from $46.3 million in the first quarter of 2016. Operating income in the first quarter of 2016, included $11.0 million in gains on sales of trademarks primarily related to the sale of the Badgley Mischka brand and approximately $1.3 million of operating income related to the Sharper Image brand for which there was no comparable operating income in 2017. Excluding these items, operating income in the first quarter of 2017 was down approximately 2%.

	Three Months Ended Mar. 31,
($, 000’s)	2017	2016	% Change
Operating Income*:
Women’s	26,281	29,864	-12%
Men’s	5,944	7,648	-22%
Home	6,625	6,364	4%
International	5,520	6,875	-20%
Corporate	(10,760)	(16,556)	-35%

Total Operating Income	33,610	34,195	-2%

	Three Months Ended Mar. 31,
	2017	2016	percentage point change
Operating Margin*:
Women’s	93%	94%	-1%
Men’s	58%	60%	-2%
Home	90%	87%	3%
International	42%	48%	-6%

Total Operating Income	57%	52%	5%

*	Note: Operating Income and Operating Margin for Q1 2016 in the tables above exclude $11.0 million from gains on sale of trademarks primarily related to the Badgley Mischka brand and $1.3 million from income related to the Sharper Image brand.

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Interest Expense:

Interest expense in the first quarter of 2017 was $15.0 million, as compared to interest expense of $19.5 million in the first quarter of 2016. The Company’s reported interest expense included non-cash interest related to its outstanding convertible notes of $4.0 million in the first quarter of 2017 and $7.3 million in the first quarter of 2016. Excluding the non-cash interest related to the Company’s outstanding convertible notes, non-GAAP interest expense was $11.0 million in the first quarter of 2017, as compared to $12.2 million in the first quarter of 2016.

Other Income:

In the first quarter of 2017, the Company recognized a $5.5 million loss related to the early extinguishment of a portion of the Company’s term loan that was paid with the proceeds from the sale of the Sharper Image brand. The Company has excluded this loss from its non-GAAP results.

GAAP Net Income and GAAP Diluted EPS:

GAAP net income from continuing operations for the first quarter of 2017 was $4.4 million as compared to $14.6 million in the first quarter of 2016. GAAP diluted EPS from continuing operations for the first quarter of 2017 was $0.06 as compared to approximately $0.29 in the first quarter of 2016.

Non-GAAP Net Income and Non-GAAP Diluted EPS:

Non-GAAP net income from continuing operations for the first quarter of 2017 was $12.3 million, as compared to $23.5 million in the first quarter of 2016.

Non-GAAP diluted EPS from continuing operations for the first quarter of 2017 was $0.21 as compared to $0.47 in the first quarter of 2016. First quarter 2016 results include approximately $0.14 of EPS related to gains on sales of trademarks, for which there are no comparable earnings in 2017.

Going forward, the Company will also report non-GAAP net income and non-GAAP EPS adjusted for non-cash taxes related to the amortization of wholly-owned intangible assets amortizable for U.S. income tax purposes. In the first quarter of 2017, the cash benefit from the amortization was $7.3 million, as compared to $7.5 million in the first quarter of 2016. Including this tax adjustment, non-GAAP net income in the first quarter of 2017 was $19.6 million as compared to $31.0 million in the first quarter of 2016; and non-GAAP EPS for the first quarter of 2017 was $0.34 as compared to $0.62 in the first quarter of 2016.

Discontinued Operations:

Today, the Company announced that it has signed a definitive agreement to sell its entertainment segment, which includes the Peanuts and Strawberry Shortcake brands. As a result, the Company has reported the results of the entertainment segment as a discontinued operation.

In the first quarter of 2017, the Company reported a net loss from discontinued operations of $8.7 million or $0.15 per share. This includes an interest expense allocation of approximately $6.1 million related to the mandatory debt payment that will be made as a result of the sale of the entertainment segment, and a $15.7 million loss related to the early extinguishment of the portion of the Term Loan that will be paid down with the proceeds from such sale.

Excluding the loss from the early extinguishment of debt and a small foreign currency translation impact related to the entertainment segment, which the Company deducts for non-GAAP reporting, non-GAAP net income from discontinued operations for the first quarter of 2017 was $1.4 million or $0.02 per diluted share.

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Balance Sheet and Liquidity:

The Company ended the first quarter of 2017 with approximately $208 million of total cash and $1.2 billion face value of debt. Over the past 12-months, the Company has reduced debt by approximately $300 million. The Company expects to pay down an additional $362 million of debt with proceeds from the sale of the Company’s entertainment segment and cash on the balance sheet. Following this transaction, the Company expects to have a total cash balance of approximately $105 million, and a total debt balance of approximately $840 million.

($, 000’s)	Mar. 31, 2017		Mar. 31, 2017
Cash Summary:		Debt Summary:
Unrestricted Domestic Cash (wholly owned)	28,831	Senior Secured Notes	599,845
Unrestricted Domestic Cash (in consolidated JV’s)	9,104	1.50% Convertible Notes due 2018	295,050
Unrestricted International Cash	71,440	Variable Funding Notes	100,000
Restricted Cash	98,725	Senior Secured Term Loan	209,737

Total Cash	$208,100	Total Debt (Face Value)	$1,204,632

Note: total cash excludes approximately $15.4 million of cash in the entertainment segment.

Free Cash Flow

The Company generated approximately $13.0 million of free cash flow from continuing operations in the first quarter of 2017, as compared to approximately $36.0 million in the first quarter of 2016. In the first quarter of 2016, the Company’s free cash flow included approximately $17.3 million of cash from the sale of the Badgley Mischka brand and the Company’s equity interest in the BBC and Ice Cream brands.

Free Cash Flow Reconciliation:

($, 000’s)

	Three Months Ended Mar. 31,
	2017	2016	% Change
Net cash provided by continuing operating activities	$11,901	$16,478	-28%
Plus: Cash from sale of Badgley Mischka	—	13,750	—
Plus: Cash from sale of equity interest in BBC Ice Cream	—	3,500	—
Plus: Cash received from sale of trademarks	2,947	195	1411%
Plus: Cash from notes receivable from licensees	1,250	5,350	-77%
Less: Capital Expenditures	(179)	(316)	-43%
Less: Distributions to non-controlling interests	(2,917)	(2,901)	1%

Free Cash Flow- from continuing operations	$13,001	$36,056	-64%

2017 Guidance

The following guidance is presented on a continuing operations basis and has been updated to reflect the sale of the Company’s entertainment segment, which is being reported as discontinued operations.

•	Revenue: The Company expects full year 2017 revenue to be in a range of approximately $235 million to $245 million. This compares to revenue of approximately $245 million in 2016, when excluding $113 million of revenue from the entertainment segment, and $ 9.9 million of revenue from other divested brands including Sharper Image.

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•	GAAP EPS: The Company is revising its 2017 GAAP EPS to $0.29 to $0.44 from $0.43 to $0.58 to reflect an additional anticipated loss related to the early extinguisment of debt with existing cash on the balance sheet. This loss is excluded from the Company’s non-GAAP metrics.

•	Non-GAAP EPS: The Company is maintaining its 2017 non-GAAP EPS guidance of $0.70 to $0.85. The Company expects the elimination of earnings related to the entertainment segment to be largely offset by the interest expense reduction associated with paying down debt.

•	Non-GAAP EPS adjusted for wholly owned U.S. intangibles tax amortization: In 2017, the Company expects to realize $28 million or $0.51 of earnings per diluted share of tax savings related to the amortization of the Company’s wholly owned intangible assets amortizable for U.S. income tax purposes. Adjusting for this tax benefit, the Company expects non-GAAP EPS for 2017 to be in a range of $1.21 to $1.36. This tax amortization is an ongoing benefit of the business model that the Company believes is useful in evaluating the business. In 2016, the Company recognized $28 million or $0.53 per diluted share of tax savings related to the amortization of intangible assets.

•	Free Cash Flow: The Company is maintaining its 2017 free cash flow guidance of $105 million to $125 million.

Non-GAAP net income, non-GAAP diluted EPS and Free Cash Flow are non-GAAP metrics, and reconciliation tables for each are included in this press release.

Conference Call

The Company will host a conference call today at 10:00AM ET. The call can be accessed on the Company’s website at www.iconixbrand.com

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) and ARTFUL DODGER (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R), HYDRAULIC (R), and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “confident,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K

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for the year ended December 31, 2016, subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Jaime Sheinheit

Iconix Brand Group

VP, Investor Relations

jsheinheit@iconixbrand.com

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended Mar. 31,
	2017	2016	% Change

Licensing revenue	58,722	67,676	-13%
Selling, general and administrative expenses	25,392	32,600	-22%
Depreciation and amortization	653	965	-32%
Equity earnings on joint ventures	(933)	(1,193)	-22%
Gain on sale of trademarks	—	(10,969)	NA

Operating income	33,610	46,273	-27%

Other (income) expenses
Interest expense	15,049	19,526	-23%
Interest income	(126)	(355)	-64%
Other income, net	(1)	(7)	NA
Loss on extinguishment of debt, net	5,482	—	NA
Foreign currency translation loss (gain)	429	617	-30%

Other expenses - net	20,833	19,781	5%

Income before income taxes	12,777	26,492	-52%

Provision for income taxes	5,887	8,836	-33%

Net income	6,890	17,656	-61%

Less: Net income (loss) attributable to non-controlling interest	2,488	3,027	-18%

Net income attributable to Iconix Brand Group, Inc.	4,402	14,629	-70%

Income from discontinued operations, net of income taxes	(7,379)	5,465	-235%
Less: Net income attributable to non-controlling interest from discontinued operations	1,303	1,478	-12%

Net income (loss) from discontinued operations attributable to Iconix Brand Group, Inc.	(8,682)	3,987	NA

Net income (loss) attributable to Iconix Brand Group, Inc.	(4,280)	18,616	NA

Earnings (loss) per share - basic:
Continuing operations	0.06	0.30	-80%
Discontinued operations	(0.15)	0.08	NA

Earnings (loss) per share - basic	(0.09)	0.38	NA

Earnings (loss) per share - diluted:
Continuing operations	0.06	0.29	-79%
Discontinued operations	(0.15)	0.08	NA

Earnings (loss) per share - diluted	(0.09)	0.37	NA

Weighted average number of common shares outstanding:
Basic	56,964	48,509	17%

Diluted	56,964	50,327	13%

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The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP).

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests. Certain numbers may not add due to rounding.

Non-GAAP Net Income & Diluted EPS Reconciliation: (1)

	Non-GAAP Net Income			Non-GAAP EPS
	Three Months Ended Mar. 31,			Three Months Ended Mar. 31,
	2017	2016	% Change	2017	2016	% Change

GAAP net income & GAAP EPS from continuing operations attributable to Iconix	4,402	14,629	-70%	$0.06	$0.29	-79%

Add:
non-cash interest related to ASC 470	4,046	7,280	-44%	$0.07	$0.14	-50%
loss on extinguishment of debt	5,482	—	NA	$0.10	—	NA
special charges	2,167	5,470	-60%	$0.04	$0.11	-64%
foreign currency translation gain/(loss)	476	626	-24%	$0.01	$0.01	0%
accretion of redeemable non-controlling interest	—	—	—	$0.02	—	NA
Deduct: Income taxes related to above	(4,224)	(4,533)	-7%	($0.07)	($0.09)	-22%

Net	7,947	8,843	-10%	$0.16	$0.18	-11%

Non-GAAP net income & non-GAAP EPS from continuing operations attributable to Iconix	$12,349	$23,472	-47%	$0.21	$0.47	-55%

Add: Wholly owned intangible tax amortization for U.S. income tax purposes tax effected at 35%	$7,295	$7,518	-3%	$0.13	$0.15	-13%

Non-GAAP net income & non-GAAP EPS from continuing operations attributable to Iconix adjusted for tax amortization	$19,644	$30,990	-37%	$0.34	$0.62	-45%

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Discontinued Operations:	Non-GAAP Net Income			Non-GAAP EPS
	Three Months Ended Mar. 31,			Three Months Ended Mar. 31,
	2017	2016	% Change	2017	2016		% Change
GAAP net income & GAAP EPS from discontinued operations attributable to Iconix	(8,682)	3,987	318%	($0.15)		$0.08	-288%

Add:
loss on extinguishment of debt	15,737	—	NA	$0.27		—	NA
foreign currency translation gain/(loss)	114	(786)	NA	$0.00		($0.02)	NA

Deduct: Income taxes related to above	(5,735)	230	NA	($0.10)		$0.00	NA

Net	10,116	(556)	NA	$0.17	-	$ 0.01	NA

Non-GAAP net income & non-GAAP EPS from discontinued operations attributable to Iconix	$1,434	$3,431	-58%	$0.02		$0.07	-71%

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Non-GAAP weighted average diluted shares reconciliation: (1)

	Three Months Ended March 31,
	2017	2016	% Change
GAAP weighted average diluted shares	56,964	50,327	13%

Add: antidilutive shares resulting from net loss	599	—	NA

Non-GAAP weighted average diluted shares	57,563	50,327	14%

Forecasted Non-GAAP Diluted EPS Reconciliation (1)	Year Ending
	Dec. 31, 2017
	Low	High

Forecasted GAAP diluted EPS	$0.29	$0.44

Adjustments for non-cash interest related to ASC 470, net of tax	$0.16	$0.16
Special charges, net of tax	$0.07	$0.07
Loss on extinguishment of debt	$0.18	$0.18

Foreign Currency Translation Loss	$0.01	$0.01

Forecasted Non-GAAP Diluted EPS	$0.70	$0.85

Add: Wholly owned U.S. intangibles tax amortization tax effected at 35%	$0.51	$0.51

Forecasted Non-GAAP Diluted EPS adjusted for tax amortization	$1.21	$1.36

Forecasted Reconciliation of Free Cash Flow: (2)	Year Ending
	Dec. 31, 2017
	Low	High

Net cash provided by operating activities	$105,000	$125,000

Plus: cash from prior period sale of trademarks	13,822	13,822
Plus: cash received on notes receivable from licensees	3,766	3,766
Less: capital expenditures	(2,000)	(2,000)
Less: distributions to minority interest	(15,500)	(15,500)

Free Cash Flow	$105,088	$125,088

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Footnotes

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash, non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the correspondence with the Staff of the SEC which was completed in November 2016, the SEC investigation, internal investigations, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are more reflective of the Company’s business purpose, operations and cash expenses.

Based on the average closing stock price for the quarters ended March 31, 2017 and March 31, 2016, there were no potential dilutive shares related to our convertible notes for GAAP purposes.

(2)	Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.

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